UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Hercules Offshore, LLC

to be converted as described herein to

a corporation to be renamed

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-0402575
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11 Greenway Plaza, Suite 2950
Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	Not Applicable

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates: 333-126457

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.01 per share

Rights to Purchase Series A Junior Participating Preferred Stock

(title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The classes of securities to be registered hereby are (1) Common Stock, par value $0.01 per share (the “Common Stock”), of Hercules Offshore, Inc., a Delaware corporation to be converted from a Delaware limited liability company named Hercules Offshore, LLC (the “Company”), and (2) Rights to Purchase Series A Junior Participating Preferred Stock of the Company (the “Rights”). The descriptions of the Common Stock and the Rights set forth under the caption “Description of Capital Stock” in (i) the prospectus subject to completion dated October 12, 2005, included in the Registration Statement on Form S-1 (Registration No. 333-126457; as amended, the “Registration Statement”) of the Company, originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on July 8, 2005 and (ii) the related final form of the prospectus to be filed with the Commission under Rule 424(b) of the Securities Act (the “Prospectus”), and the Prospectus, when filed, are incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.

Item 2. Exhibits.

The following exhibits are filed as part of this Registration Statement on Form 8-A:

1.	Form of Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Registration Statement).

2.	Form of Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Registration Statement).

3.	Form of Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

4.	Form of Rights Agreement between the Company and American Stock Transfer & Trust Company, as rights agent, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock setting forth the terms of such series of preferred stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of the Rights (incorporated herein by reference to Exhibit 4.3 of the Registration Statement).

5.	Form of Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 4.4 of the Registration Statement).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HERCULES OFFSHORE, LLC

Date: October 21, 2005	By:	/s/ Randall D. Stilley
Randall D. Stilley
Chief Executive Officer and President

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